1 Exhibit 99.1 NewtekOne, Inc. Posts Investor Day Presentation and Provides 2026 EPS Guidance Range of $2.15-$2.55 Boca Raton, FL, January 8, 2026 - NewtekOne, Inc. (the “Company” or “NewtekOne”) (NASDAQ: NEWT) has posted to the Investor Relations section of its website (link) an investor presentation for its previously announced “2026 Analyst and Investor Day” event to be held on January 8, 2026 at 12:00 PM. In addition to hosting investors and analysts in person at the Company’s Boca Raton headquarters, the event is being webcasted live. To access the live webcast, participants should register online at NewtekOne 2026 Investor Day. A replay of the event will be available on NewtekOne’s website shortly after the live event and will be available for a period of 90 days. The Company’s Investor Day will feature presentations by Barry Sloane, Chairman, President, & CEO; Frank M. DeMaria, EVP & Chief Financial Officer; Peter Downs, President, Newtek Bank, N.A.; and Andrew Kaplan, Chief Strategy Officer. With respect to the investor event, Barry Sloane commented, “January 2026 marks the three-year anniversary of our acquisition of Newtek Bank, N.A. and our transition to a technology enabled financial holding company with depository capabilities. We look forward to the opportunity to reflect on the technological advances we have made to frictionlessly acquire deposits, make loans, and send and receive money for business clients in a way we believe fin techs will in the future. We also look forward to providing insight into the securitizations that have been and will continue to be an important element of our success. In conjunction with the event, we are issuing EPS guidance for 2026 of $2.15 - $2.55.” About NewtekOne, Inc. NewtekOne®, Your Business Solutions Company®, is a financial holding company, which along with its bank and non-bank consolidated subsidiaries (collectively, “NewtekOne”), provides a wide range of business and financial solutions under the Newtek® brand to independent business owners. Since 1999, NewtekOne has provided state-of-the-art, cost-efficient products and services and efficient business strategies to independent business owners across all 50 states to help them grow their sales, control their expenses, and reduce their risk.

2 NewtekOne’s and its subsidiaries’ business and financial solutions include: banking (Newtek Bank, N.A.), Business Lending, SBA Lending Solutions, Electronic Payment Processing, Accounts Receivable Financing & Inventory Financing, Insurance Solutions and Payroll and Benefits Solutions. In addition, NewtekOne offers its clients the Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval, IT Consulting and Web Services) provided by Intelligent Protection Management Corp. (IPM.com) Newtek®, NewtekOne®, Newtek Bank®, National Association, Your Business Solutions Company®, One Solution for All Your Business Needs® and Newtek Advantage® are registered trademarks of NewtekOne, Inc. Note Regarding Forward-Looking Statements Certain statements in this press release are “forward-looking statements” within the meaning of the rules and regulations of the Private Securities Litigation and Reform Act of 1995 are based on the current beliefs and expectations of NewtekOne's management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward- looking statements. See “Note Regarding Forward-Looking Statements” and the sections entitled “Risk Factors” in our filings with the Securities and Exchange Commission which are available on NewtekOne's website (https://investor.newtekbusinessservices.com/sec-filings) and on the Securities and Exchange Commission’s website (www.sec.gov). Any forward-looking statements made by or on behalf of NewtekOne speak only as to the date they are made, and NewtekOne does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made. SOURCE: NewtekOne, Inc. Investor Relations & Public Relations Contact: Bryce Rowe Telephone: (212) 273-8292 / browe@newtekone.com